Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Xtant Medical Holdings, Inc.’s Registration Statements on Form S-1 (File Nos. 333-224940 and 333-213350), on Form S-3 (File Nos. 333-194944 and 333-189830) and on Form S-8 (File Nos. 333-172891, 333-187563, 333-191248, 333-212510 and 333-226588) of our report dated April 1, 2019 relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K.

/s/ Plante & Moran PLLC

April 1, 2019
Denver, Colorado